EXHIBIT 10.1
STOCK PURCHASE AGREEMENT

THIS AGREEMENT is executed this 3rd day of February, 1998 (the "Effective Date"), by and between nSTOR CORPORATION, INC., a Delaware corporation (the "Buyer") and DAVID STALLMO, RANDY K. HALL, GERALD HOHENSTEIN (collectively, the "Shareholders").


RECITALS:

A. The Shareholders and Ambex Venture Group, LLC ("AVG") own all of the outstanding shares of BORG ADAPTIVE TECHNOLOGIES, INC., a Colorado corporation (the "Company"). The number and kind of shares are set forth on Exhibit 1 attached hereto and incorporated herein (hereinafter, such shares are referred to collectively as the "Shares").

B. The Buyer and Shareholders mutually desire to purchase and sell the Shares upon the terms and conditions hereinafter set forth.

NOW THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT IS
HEREBY AGREED AS FOLLOWS:


ARTICLE I -- PURCHASE AND SALE OF SHARES

1.1 Purchase and Sale. At Closing, the Shareholders and AVG shall sell and deliver to the Buyer, and the Buyer shall purchase and accept from the Shareholders and AVG, the Shares.

1.2 Closing. The Closing (the "Closing") of the purchase of Shares shall take place at 2:00 p.m., local time, on February 27, 1998, at the offices of Hensley & Kennedy, P.C., 1877 Broadway, Suite 702, Boulder, CO 80302, or at such other time and place as may be mutually agreed to by the Buyer and the Shareholders (the "Closing Date").

1.3 Exclusions from Sale. The Shareholders and AVG represent, and the Buyer acknowledges, that the following items shall not be transferred to the Buyer at Closing, but shall be distributed or otherwise transferred by the Company to the Shareholders and AVG prior to Closing: (i) all liabilities not specifically provided for in this Agreement; (ii) the Company's deferred compensation, pension, profit sharing and similar retirement plans, if any; and
(iii) any liabilities of Ambex Technologies, Inc., Borg Technologies, Inc., or Borg Development Partners, LLC, with the sole exception of the License and Development Agreement between Borg Technologies, Inc., and Borg Development Partners, LLC, and Seek Systems, Inc., dated May 16, 1995, as amended by Letter Agreement dated May 16, 1995, and as further amended by the agreement signed by Seek Systems, Inc. dated October 23, 1996, which agreement is being assumed by Buyer pursuant to the terms of this Agreement.


ARTICLE II -- CONSIDERATION FOR TRANSFER

     2.1 Purchase Price of Shares. The total consideration to be paid by the Buyer to the Shareholders and AVG for the Shares shall be approximately $325,000.00 (which amount may vary based on the actual payoff of the promissory note described in Section 2.2(a) below) plus the warrants listed in Section 2.3 and the royalty payments due per Section 2.4 below.

     2.2 Payment of the Purchase Price. The Purchase Price shall be paid as follows:

     (a)  At Closing, the Buyer shall pay to Ambex Technologies,
Inc., an amount equal to $300,000.00 plus accrued interest at the rate of 6.5% per annum to satisfy that certain Promissory Note from the Company dated October 7, 1997 (the "Note").

               (b)   The balance of the Purchase Price
($25,000.00) shall be paid to the Shareholders and AVG in proportion to their ownership of the shares as set forth on
Exhibit 1.

     2.3 Warrants. Buyer shall deliver the warrants in the form attached as Exhibits 2.3(a)-(d).

     2.4 Royalty Payments on Sale of NT Product. Buyer will pay to Shareholders and AVG a royalty payment of five percent of the gross sales (defined as sales minus returns) of the NT software product ( defined as: the company's existing RAID disk array device driver operating under the NT operating system, and only the NT operating system) for as long as the product is sold. The royalty payment will be paid quarterly or as otherwise agreed by the parties in writing and will be divided among the Shareholders and AVG as follows:

          (a)  20% to Ambex Venture Group, LLC;
          (b)  32% to David Stallmo;
          (c)  24% to Randy K. Hall; and
          (d)  24% to Gerald Hohenstein.

Notwithstanding the foregoing, Buyer shall have no obligation to continue development or sale of the NT product if sales of the product are not sufficiently profitable, as determined by Buyer in its sole discretion. The parties agree to enter into a separate royalty agreement at closing containing the terms set forth above and such additional terms as may be mutually agreeable to the parties.

              ARTICLE III -- LIABILITIES

     3.1 Non-Assumption of Liabilities. Except for the contracts and other current liabilities, if any, specifically described in Exhibit 3.1, and the expenses described in Section
12.4 of this Agreement, the Buyer shall not assume, pay, perform, discharge, or accept any other liabilities, debts or obligations of the Company of any kind whatsoever, whether actual, contingent, accrued, known or unknown, including, without limitation, any liabilities relating to taxes, employee compensation, loans to shareholders, pension, profit-sharing, health insurance, disability insurance or other employee benefit programs, worker's compensation, breach or negligent performance of any contract, or breach of warranty relating thereto, liabilities resulting from breach of contract, torts, illegal activity, unlawful employment or business practice or any other liability or obligation whatsoever. All such non-assumed liabilities, debts and obligations shall remain the responsibility of the Shareholders which shall pay and discharge the same when and as due.


        ARTICLE IV -- OWNERSHIP AND AUTHORITY

     In order to induce the Buyer to enter into this Agreement, the Shareholders make the following representations and warranties regarding ownership of Shares and authority to consummate this transaction to the Buyer, each of which shall be deemed to be independently material and relied upon by the Buyer, regardless of any investigation made by, or information known to, the Buyer:

     4.1 Ownership of Shares. The Shareholders and AVG are the sole record and beneficial owners of the kind and number of Shares as set forth on Exhibit 1. The Shareholders and AVG own such Shares free and clear of all liens, encumbrances, pledges, claims and other security interests and all such shares are validly issued, fully paid and nonassessable. With the sole exception of the restrictions contained in Sections 4 and 5 of the Common Stock Purchase Agreement between the parties dated October 7, 1997, none of the Shares owned by the Shareholders and AVG are subject to any agreement, judgment, order, voting trust or proxy or other agreement that either limits or restricts the Shareholders' and AVG's absolute authority to transfer their Shares as herein provided or requires the holder thereof to vote such Shares in any particular manner. By paying the Purchase Price, the Buyer will acquire title to the Shares, free and clear of all liens, encumbrances, restrictions, pledges, claims, other security interests, voting trusts, proxies or such other agreements.

     4.2  Enforceability; Conflicting Obligations. The
Shareholders and AVG have all necessary power and authority to enter into and consummate the transactions contemplated by this

Agreement in accordance with its terms and to sell to the Buyer the kind and number of Shares as set forth on Exhibit 1. This Agreement is the Shareholders' and AVG's valid and binding obligation, enforceable against such parties in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the sale of Shares contemplated hereby will not, conflict with or violate the provisions of any order, writ, decree, agreement, contract, restriction (or, in the case of any shareholder that is a partnership or corporation, organizational documents) to which the Shareholders and AVG are a party, or to which the Shareholders and AVG are bound.


                    ARTICLE V --
  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     In order to induce the Buyer to enter into this Agreement, the Shareholders make the following representations and warranties, each of which shall be deemed to be independently material and relied upon by the Buyer, regardless of any investigation made by, or information known to, the Buyer.

     5.1 Subsidiaries. The Company owns no stock or other securities, nor has any investment in any corporation, joint venture, partnership or other business enterprise (collectively, the "Subsidiaries"; individually, a "Subsidiary").

     5.2 Organization and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado. The Company has filed with the Colorado Secretary of State the most recent annual report required to be filed by it, has not filed Articles of Dissolution and has a perpetual period of existence. The Company is not required to be qualified to transact business in any other jurisdiction.

     5.3 Conflicting Obligations; Consents and Approvals. The execution and delivery of this Agreement does not, and the consummation of the sale of the Shares contemplated hereby will not: (a) conflict with or violate any provisions of the Articles or Certificates of Incorporation or Bylaws of the Company; (b) conflict with or violate any provisions of, or result in the maturation or acceleration of, any obligations under any contract, agreement, instrument, document, lease, license, permit, indenture, or obligation, or any law, statute, ordinance, rule, regulation, code, guideline, order, arbitration award, judgment or decree, to which the Company is a party; or
(c) violate any restriction or limitation, or result in the termination or loss of any right (or give any third party the right to cause such termination or loss), of any kind to which the Company is bound. Excluding only the approval of Seek Systems, Inc., to the assignment of its contract to Buyer, no third-party consents, approvals or authorizations are necessary for the execution and consummation of the transactions contemplated hereby, nor are any such consents, approvals or authorizations required in order to enable the Buyer to continue to enjoy the benefits of any contracts, agreements, instruments, documents, leases, licenses, permits, indentures or rights of the Company in accordance with their existing terms.

     5.4 Capitalization. The entire authorized capital stock of the Company consists of 5,000,000 shares of Common Stock, no par value, of which 1,000,000 shares are issued and outstanding. There are no outstanding subscriptions, options, warrants, convertible securities or other rights to subscribe for or acquire any capital stock or securities convertible into capital stock of the Company.

     5.5 Organizational Documents. True, correct and complete copies of the Articles or Certificates of Incorporation, Bylaws and other organizational documents of the Company are attached hereto as Exhibit 5.5.

     5.6 Financial Statements. Attached hereto as Exhibit 5.6 are complete copies of the financial statements (including balance sheets and statements of earnings, stockholders' equity and cash flow) of the Company for its most recent fiscal year (collectively, the "Financial Statements") and updated through December 31, 1997. The balance sheets of the Companies for the most recent fiscal period hereinafter are referred to as the "Latest Balance Sheets." The Company's books and records of accounts accurately reflect all of the assets, liabilities, transactions and results of operations of the Company, and the Financial Statements have been prepared based upon and in conformity therewith. The Financial Statements accurately present the financial condition and results of operation of the Company on a cash basis at the dates and for the relevant periods indicated.

     5.7 Real Property; Leases. The Company does not own, lease or otherwise have any interest in any real estate.

     5.8 Personal Property; Good Title; Condition. Except for such personal property as has been disposed of in the ordinary course of the Company's business since the date of the Latest Balance Sheets, the Company owns good and marketable title to all property which they purport to own (including but not limited to that reflected on the Latest Balance Sheets), as well as all property acquired by the Company since the date of the Latest Balance Sheets. All tangible personal property of the Company is located at 59 Beaver Way, Boulder, CO 80304. All of such personal property reflected on the Latest Balance Sheets is actually on hand, increased and decreased, respectively, by acquisitions and dispositions of such property in the ordinary course of business since the date of the Latest Balance Sheets. All such property is in reasonably good condition and repair (normal wear and tear excepted), and is owned by the Company free and clear of all security interests, including any conditional sale or other title retention agreements, liens, claims, charges, pledges, exceptions, and defects of title and other encumbrances of any kind. Exhibit 5.8 delineates all equipment and other personal property referred to in this
Section 5.8.

     5.9  Inventory.  The Company has no inventory.

     5.10 Intellectual Property. Exhibit 5.10 lists (or, in the case of trade secrets and secret processes, generally describes) all of the (a) patents and patent applications, (b) trademarks, trade names and applications therefor and service marks, (c) copyrights and copyright registrations, and (d) trade secrets and secret processes used, employed or intended to be used or employed by the Company (hereinafter referred to as the "Intellectual Property"). The Company owns (or has valid and enforceable rights to use) all of the Intellectual Property listed in Exhibit 5.10, and such listed Intellectual Property is all that which is necessary to conduct the Company's business as presently conducted. Exhibit 5.10 lists for each item of Intellectual Property owned by the Company and which is registered with any foreign, federal or state agency or office, the registration number thereof, the date of registration and the agency or office where so registered. The Company is the sole owner of all right, title and interest in Intellectual
Property which they purport to own and, with respect to Intellectual Property licensed by the Company, the Company has valid, binding and enforceable rights to use such Intellectual Property. There are no interference, opposition or cancellation proceedings pending or, to the knowledge of the Shareholders, threatened against the Company or the Intellectual Property. The use of the Intellectual Property does not infringe upon the rights of any third party. No claim, suit or action is pending or, to the Shareholder's knowledge, threatened alleging that the Company is infringing upon the intellectual property rights of others. No employee, former employee, officer, director or shareholder of the Company holds any right, title or interest in the Intellectual Property and each Shareholder, by executing this Agreement, waives any right or interest it may have in and to the Intellectual Property.

     5.11 Insurance. The Company is not required by law to have any insurance and it does not have any insurance covering its business or its property or equipment. The Company has never been refused any insurance with respect to any material assets or operations, nor has coverage been limited in any respect material to its operations, by any insurance carrier to which the Company has applied.

     5.12 Governmental Authorizations. The Company possesses all governmental, regulatory and administrative licenses, permits, approvals and other authorizations (including, without limitation, occupancy permits for real estate) as are necessary for the consummation of the transactions contemplated herein or the conduct of the Company's business or operations in any state or jurisdiction. Exhibit 5.12 sets forth a list of all such licenses, permits, approvals and authorizations and true and complete copies of each written document evidencing or affecting such licenses, permits, approvals and authorizations have been previously delivered to Buyer. The Company is in compliance with the terms and conditions of all such licenses, permits, approvals and authorizations. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will result in the revocation, or an adverse change in the terms or conditions, of any such license, permit, approval or authorization, and, to the knowledge of the Shareholders, the same shall continue in full force and effect in accordance with their present terms unaffected by the consummation of the transactions contemplated herein.

     5.13 Material Contracts and Other Descriptions and Lists.

     (a) Leases. There are no leases of real or personal property to which the Company is a party.

     (b) Employment Contracts; Benefits. There are no written or oral employment, bonus, or incentive compensation arrangements in effect, or under which any amounts remain unpaid, on the date of this Agreement or to become payable or effective after the date of this Agreement.

     (c) Terminated Employees. There are no employees earning base salary at an annual rate of Ten Thousand Dollars ($10,000) or more who have terminated employment with the Company or who have announced their intention to terminate employment.

     (d) Loans and Borrowing Agreements. With the sole exception of the Note which will be satisfied at closing, there are no written or oral (i) loan, credit or borrowing arrangements or agreements; or (ii) agreements by which the Company has guaranteed or otherwise became liable or contingently liable for the debt of another.

     (e) Bank Accounts. Exhibit 5.13(e) lists the name of each bank or savings and loan association, or commodities or securities firm, in which the Company has an account or safe deposit box, the numbers of each such account or box, and the names of all persons having power to borrow, discount debt obligations, cash or draw checks, enter boxes, sell or buy securities, or otherwise act on behalf of the Company in any dealing with such banks or savings and loan associations, commodities or securities firms.

     (f) Capital Expenditures. There are no outstanding written or oral commitments by the Company to make a capital expenditure, capital addition or capital improvement.

     (g) Non-Compete Covenants. There are no written or oral covenants not to compete, nonsolicitation covenants and nondisclosure covenants in favor of the Company, or binding upon or against the Company or the Shareholders, except for the terms of the Release and Covenants Not to Sue executed by the individual Shareholders and Ambex Technologies, Inc., dated October 7, 1997, and the terms of Section 5.1 of the Asset Purchase Agreement between Ambex Technologies, Inc., the Company and the individual Shareholders, dated October 1, 1997 (the "Asset Purchase Agreement"). The transactions contemplated by this Agreement will not violate any of the terms and provisions of said Releases or the Asset Purchase Agreement.

     (h)   Powers of Attorney.     There is/are no person(s)
holding powers of attorney from the Company.

     (i) Discounts. There are no agreements, arrangements or programs pursuant to which the Company has offered, promised or made available to its customers any volume discount, rebate, credit or allowance.

     (j) Non-Ordinary Course Agreements. There are no contracts, agreements or arrangements binding upon the Company made or entered into other than in the ordinary course of the Company's business with the exception of the Asset Purchase Agreement.

Accurate and complete copies of each agreement or document described in this Section heretofore have been furnished to the Buyer.

     5.14 Litigation. There is no litigation, claim, proceeding or investigation pending, or, to the Shareholders' knowledge, threatened against or relating to (i) the Company, its properties or business, (ii) the transactions contemplated herein or (iii) the employees, Shareholders, officers, directors or independent contractors of the Company. Additionally, the Shareholders know of no state of facts or circumstances that reasonably could be expected to ripen into litigation, proceeding or investigation or adversely affect the properties, business or prospects of the Company. Furthermore, there are no outstanding orders, decrees or stipulations issued by any federal, state or local authority to w hich the Company is a party or subject and which adversely affects or may adversely affect its properties, business or prospects.

     5.15 Compliance with Law.

          (a)   No Violations.     To the Shareholders'
knowledge, the conduct of the business of the Company, including the conduct or actions of employees, Shareholders, officers, directors or independent contractors, while in the employ of the Company does not violate, nor is the Company in default under, any law, statute, ordinance, rule, regulation, code, license, permit, guideline, order, arbitration award, judgment or decree, including, without limitation, civil rights legislation, equal employment opportunity legislation, occupational safety and health legislation, and Buyer will not after the Closing incur any liability or obligation as a result of any such violation or default existing at the Closing or arising or accruing thereafter but based upon conditions extant at the Closing. Additionally, no expenditures are anticipated which are necessary or appropriate for the continuation of the Company's business in compliance with any such law, statute, rule, regulation, code, license, permit, guidelines, order, arbitration award, judgment or decree.

     (b)   Stock Sale.   All legal action necessary for the
Shareholders' execution and performance of this Agreement and consummation of the transactions contemplated hereby have been duly and validly taken.

     5.16 Environmental Concerns.

          (a)   Definition.   The term "Environmental Laws" shall
mean all federal, state, and local laws including statutes, regulations, ordinances, codes, rules, orders, directives and other governmental restrictions and requirements
(including, but not limited to, those contained in or evidenced by permits, temporary permits or exemption letters) relating to the discharge of air pollutants, water pollutants, solid wastes or process waste water or otherwise relating to the environment, hazardous wastes, materials or substances, toxic substances, asbestos or any process of the Company that have an impact on the environment, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the National Environmental Policy Act, the Federal Occupational Safety and Health Act, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, or any applicable federal or state regulatory or administrative agency with authority over natural resources or environmental protection now in effect or presently scheduled to come into effect, all as presently amended.

          (b) Pending Litigation. The Company is not a party to or the subject of any litigation or administrative proceeding nor, to the knowledge of the Shareholders, is any litigation or administrative proceeding threatened against the Company, which in either case asserts or alleges that the Company: (i) has violated or is violating any Environmental Laws, (ii) is required to clean up, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking, leaching or other release or migration of any pollutants, contaminants, hazardous wastes, materials or substances or other materials (collectively, "Hazardous Substances"), (iii) is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking, leaching or other release of any Hazardous Substances.

          (c) Storage, Deposit or Treatment of Hazardous Substances. The Company has not, nor has any other person or entity, caused or permitted Hazardous Substances to be stored, discharged or released, deposited, treated, recycled, leaked, spilled or disposed of on, under or at any real estate occupied by the Company, which storage, discharge or release, deposit, treatment, recycling, leakage, spillage or disposition violates any Environmental Laws.

          (d) No Violation. The real estate occupied by the Company has been and is currently being operated in a manner that does not violate Environmental Laws. Furthermore, the real estate used in the operation of the Company's business and manufacturing facilities, operations and practices, and its disposal practices are in material compliance with all terms and conditions of all required permits and further are in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws. Neither the Company nor the Shareholders have received notice of any past, present or future event, condition, circumstance, activity, practice, incident, action or plan which may interfere with or prevent continued compliance with all applicable Environmental Laws, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Law, based on or related to the real estate used in the operation of the Company's business, operations or practices, or any of the Company's disposal practices. The Company and the Shareholders have not received any notice of any investigation, and, to the knowledge of any of them, none are under investigation, by any federal, state or local authority for the failure to comply with Environmental Laws. Neither the Company nor the Shareholders have made any statements, warranties or representations in any documents submitted to any federal, state or local regulatory authority or other governmental body containing untrue statements of material fact or omitting statements of material fact rendering the statements made misleading in connection with any Environmental Law.

          (e) Disposal Practices. Neither the Company nor the Shareholders have any notice or knowledge that any hazardous waste transporter or disposal facility that has transported, hauled or otherwise removed or disposed of Hazardous Substances from the real estate used in the operation of the Company's business or operations was not properly licensed pursuant to all applicable Environmental Laws or that such Hazardous Substances were not property transported or disposed of at a facility authorized to receive such Hazardous Substances pursuant to all applicable Environmental Laws.

          (f) Tanks and Vessels. There are no process, petroleum or Hazardous Substance storage tanks, or vessels or other facilities on, under or at any real estate occupied by the Company which contain or previously contained materials which, if known to be present in soils or ground water, would require cleanup, removal or other remedial action under Environmental Law.

          (g) Asbestos. To the Shareholders' knowledge the real estate occupied by the Companies contains no urea-formaldehyde, asbestos or asbestos by-products.

     5.17 Contingent and Undisclosed Liabilities. The Company has no debts, obligations or liabilities, nor is it subject to the imposition of any valid governmental or third-party claim arising from the conduct of the Company's business or the ownership or use of its properties on or prior to the date hereof, whether such obligation, liabilities or claims are now known or unknown, fixed or contingent, of any nature whatsoever, except: (i) those fully reflected or reserved against on the Latest Balance Sheet or otherwise specifically described in this Agreement; or (ii) those contractual and tax liabilities which have arisen in the ordinary course of the Company's business and consistent with past practice from the date of the Latest Balance Sheets through the date hereof and which are not, singly or in the aggregate, materially adverse to the Company.

     5.18 Taxes.

          (a) Returns; Taxes Paid. The Company has filed all tax returns and reports required to be filed by it, including without limitation returns for all applicable federal, state, and local income, franchise, sales, use, property, employment excise and other taxes, and such returns are accurate, complete and correct. Additionally, the Company has paid all taxes, interest and penalties required to be paid pursuant to said returns or otherwise required to be paid by it, and there are no other taxes, interest or penalties payable on account of its operations except: (i) as are reflected or reserved against on the Latest Balance Sheets; or (ii) for taxes arising from the conduct of the Company's business and ownership of its properties for and during periods subsequent to the date of the Latest Balance Sheets and which are not yet due. There are no tax audits or examinations now pending or, to the Shareholders' knowledge, threatened with respect to the Company. No correspondence has been received by the Company from any state taxing authority requesting information concerning the extent of the Company's nexus with such state or asserting that the Company has such nexus so as to impose such state's taxing jurisdiction upon it. All taxes and assessments which the Company was or is required by law to withhold or collect has been and are being withheld or collected by it and have been and are being paid over to the proper governmental authorities or are being held by the Company for such payment. The Company has not waived or extended any applicable statute of limitations relating to the assessment of any tax.

          (b) Other. The Company: (i) has not filed any consent or agreement under section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) has not applied for a tax ruling; (iii) has not entered into a closing agreement with any taxing authority; (iv) has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code section 280G;
(vi) is not a party to any tax allocation or sharing agreement;
or (vii) has not been (or have any liability for unpaid taxes because it once was) a member of an affiliated group during any part of any consolidated return year within any part of which consolidated return year any corporation was also a member of such group.

     5.19 Labor Contracts. The Company is not a party to any collective bargaining agreement or bound to any other agreement with a labor union and no proceedings are pending to establish such an agreement. There are no investigations pending, nor are there any uncorrected or unresolved citations, complaints or charges issued by any agency responsible for administering or enforcing laws relating to labor relations, employee safety or health, fair labor standards and equal employment opportunity nor, to the best knowledge of the Shareholders' are any such investigations, citations, complaints or charges threatened.

     5.20 Performance of Contracts, Etc. The Company is not in default under, nor have they breached any provision of, any contract, agreement, document, lease, license, permit, instrument, indenture, insurance policy, or other obligation of the Company, and there are no oral modifications or past practices inconsistent with the written terms of any of the foregoing. All of such contracts, agreements, instruments, documents, leases, licenses, permits, indentures, policies and other obligations are currently in full force and effect. The other parties to such contracts, agreements, instruments, documents, leases, licenses, permits, indentures, policies and other obligations have complied with their obligations thereunder and are not in breach thereof. The Company has fully performed each such term, condition and covenant of each such contract, agreement, instrument, document, lease, license, permit, indenture, policy or other obligation required to be performed on or prior to the date hereof. The Shareholders know of no state of facts which, with the giving of notice or the passing of time, or both, would give rise to any default.

     5.21 Changes in Financial Position. Since the date of the Latest Balance Sheets, the business of the Company has been conducted in the ordinary course thereof and consistent with past practice, there have not been:

          (a) Financial Conditions. Any material and adverse change in the business, assets, condition (financial or otherwise) or prospects of the Company;

          (b) Business or Property Damages. Any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the business, properties or prospects of the Company; or

          (c) Extraordinary Events. Any transaction outside the ordinary course of business of the Company.

     5.22 Employee Benefit Plans.

          (a) General. The Company is not a party to any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA) or other employee benefit plans
(including without limitation, those providing any stock option, stock purchase, stock appreciation right, bonus, deferred compensation, excess benefits, profit sharing, pension, thrift, savings, stock bonus, employee stock ownership, salary continuation, severance, retirement, supplemental retirement, short- or long-term disability, dental, vision care, hospitalization, major medical, life insurance, accident insurance, vacation, holiday and/or sick leave pay, tuition reimbursement, executive perquisite or other employee benefit(s) maintained, or contributed to, or required to be contributed to, by the Company for the benefit of any officers or employees, current or former, active or inactive, of the Company, whether on an active or frozen basis (all of the foregoing being herein called "Benefit Plans"). The Company does not have any formal plan or commitment, whether legally binding or not, to create any such plan.

          (b) Foreign Employees. There are no officers or employees, current or former, active or inactive, of the Companies working outside the United States.

          (c) COBRA. Each "group health plan" (within the meaning of section 162(i)(2) of the Code), if any, maintained by the Company as of the first day of each group health plan's first plan year beginning on or after July 1, 1986, has been administered in compliance with the continuation coverage requirements contained in the Consolidated Omnibus Budget
Reconciliation Act of 1985 ("COBRA") and as provided under
section 162(k) and section 4980B(f) of the Code and any regulations promulgated or proposed thereunder.

     5.23 Events Subsequent to Latest Balance Sheets.  The
Company has not since the date of the Latest Balance Sheets:

          (a) Incurred Liabilities. Incurred any obligation or liability (absolute, contingent, accrued or otherwise), or guaranteed or become a surety of any debt, except in connection with the performance of this Agreement or in the ordinary course of business;

          (b) Discharged Debt. Discharged or satisfied any lien or encumbrance, or paid or satisfied any obligation or liability (absolute, contingent, accrued or otherwise) other than
(i) liabilities shown or reflected on the Latest Balance Sheets or (ii) liabilities incurred since the date thereof in the ordinary course of business;

          (c) Encumbrances. Mortgaged, pledged or subjected to any lien, charge, security interest or other encumbrance any of the Company's assets, tangible or intangible;

          (d) Disposition of Assets. Sold or transferred any of its assets, or canceled any debts or claims or waived any rights;

          (e) Dividends. Made any declaration, setting aside or payment to the Shareholders of any dividend or redemption or other distribution with respect to the Company's capital stock, or agreed to take any such action;

          (f) Stock Issuance. Issued any stock, bonds, debentures, options, warrants or other corporate securities;

          (g) Sale of Business. Entered into any negotiations or contracts for the sale of the Company's business, or any part thereof or for the purchase of another business, whether by merger, consolidation, exchange of capital stock or otherwise (other than negotiations with respect to this Agreement);

          (h) Increase Compensation. Increased or promised to increase the compensation or fringe benefits of any Shareholder, officer or director, or instituted any general wage increase applicable to employees, or any specified subgroup of employees;

          (i) Accounting Procedure. Changed or modified its accounting methods or practices;

          (j) Capital Expenditure. Purchased or made a commitment for the purchase of capital assets without the written consent of the Buyer; or

          (k) Settle Litigation. Settled, or agreed to settle, any litigation, arbitration or other proceeding, pending or threatened.

     5.24 Brokerage. Neither the Shareholders nor the Company have incurred, or made commitments for, any brokerage, finders' or similar fee in connection with the transaction contemplated by this Agreement.

     5.25 Books and Records. The Books of Account of the Company are complete and correct in all material respects and reflect, in accordance with a cash basis method of accounting, all of the transactions entered into by the Company.

     5.26 Related Party Transactions. With the sole exception of the Asset Purchase Agreement, the Company: (a) has not had any financial transactions or arrangements (other than payment of regular salary to Related Parties who are employees) with any Related Party, and (b) does not have and will not have any present or future obligation to enter into any transaction or arrangement with any Related Party. For purposes hereof, the term "Related Party" shall mean: (i) any Shareholder or any partner, shareholder, officer, director or affiliate of such Shareholder, (ii) any officer or director of the Company, (iii) any spouse, in-law or lineal descendant of any Related Party, and
(iv) any person who, directly or indirectly, controls or is controlled by or is under common control with the Company. For purposes of this definition, "person" shall mean an individual, partnership, corporation, trust, unincorporated organization or other entity; and "control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise. To the knowledge of the Shareholders, no Related Party owns, directly or indirectly, or is a director, member, officer or employee of, or consultant to, any business organization which is a competitor, supplier, or customer having business dealings with the Company, nor does any Related Party own any assets or properties which are used in the Company's business.

     5.27 Representations and Warranties True and Correct. The representations and warranties contained herein, and all other documents, certifications, materials and written statements or written information given to the Buyer by or on behalf of the Company or Shareholders or disclosed in this agreement, do not include any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.


                      ARTICLE VI
             REPRESENTATIONS OF THE BUYER

     In order to induce the Shareholders to enter into this Agreement, the Buyer makes the following representations and warranties, each of which shall be deemed to be independently material and relied upon by the Shareholders, regardless of any investigation made by, or information known to, the Shareholders:

     6.1 Organization. The Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, has filed with the Delaware
Secretary of State the most recent annual report required to be filed by it, has not filed Articles of Dissolution and has a perpetual period of existence.

     6.2 Authorization. The Buyer has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. Subject only to the approval by the Buyer's Board of Directors, the Buyer's officers have taken all action required by law, the Buyer's articles of incorporation, by-laws or otherwise to authorize the execution and performance of this Agreement and the consummation of the transactions contemplated hereby.

     6.3  Enforceability; Conflicting Obligations.  This
Agreement is the Buyer's valid and binding obligation, enforceable against it in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the purchase of the Shares will not, conflict with or violate any provision of the articles of incorporation or by-laws of the Buyer, nor any provisions of, or result in the acceleration of, any obligation of it.

     6.4 Brokerage. The Buyer has not incurred, nor made commitment for, any brokerage, finders' or similar fee in connection with the transaction contemplated by this Agreement.

     6.5 Litigation. There is no litigation, proceeding or governmental investigation pending, or to the best of the Buyer's knowledge and belief, threatened against or relating to the transactions contemplated herein.


        ARTICLE VII -- SHAREHOLDERS' COVENANTS

     7.1 Access. From the date hereof until the Closing Date, the Shareholders shall provide the Buyer and its authorized officers, agents and representatives access to all properties, books, records, contracts, tax returns and documents of the Company and the transactions contemplated hereby. The Shareholders shall respond promptly to, and cause the Company's officers and employees promptly to respond to, all questions posed by the Buyer concerning the Company, its business, properties, condition (financial or otherwise) or prospects. If the transactions provided for in this Agreement are not consummated, the Buyer and its respective officers, agents and representatives will hold in confidence all information obtained from the Company, any of its officers, agents or representatives, or the Shareholders, excepting however, any such information which (i) was or is in the public domain, (ii) was in fact known to the Buyer prior to disclosure to the Buyer by the Company or the Shareholders, or (iii) is disclosed to the Buyer by a third party other than any employee or former employee of the Company subsequent to disclosure by the Company or Shareholders.

     7.2 Operation of Business. From the date hereof and until the Closing Date, without the express prior written consent of the Buyer, the Shareholders shall not cause the Company to:

          (a) Increase Compensation. Grant or promise any increase in compensation to any Shareholder, officer or director, or any general increase in the rate of compensation of its non-Shareholder employees, or any subgroup of employees, nor, by means of any bonus, profit-sharing, incentive compensation payment, pension, retirement, medical hospitalization, life insurance or other insurance plan or plans, or otherwise, increase in any amount the benefits or compensation of any such employees, directors or officers;

          (b) Employment and Labor Contracts. Enter into, amend, renew or extend any employment contract or collective bargaining agreement;

          (c) Disposition of Assets. Sell or dispose of any asset, or encumber, mortgage or pledge any of its assets whatsoever;

          (d)   Capital Expenditures.   Make any capital
expenditures, or enter into any lease of capital equipment or real estate without the written consent of the Buyer;

          (e) Contracts. Enter into any contract with any other person which is not incurred in the ordinary course of business;

          (f)   Create or Incur Indebtedness.     Enter into any
transaction, or create, assume, incur or guarantee any indebtedness;

          (g) Issue Stock; Distributions on Stock. Authorize or issue any shares or capital stock or other securities convertible into capital stock, or declare or pay any dividend or make any sale of, or distribution with respect to, capital stock or directly or indirectly redeem, purchase or otherwise acquire any capital stock;

          (h) Accounting Procedures. Change any accounting procedures or practices or its financial structure;

          (i)   Charter Amendments.     Make any amendments to or
changes in its Articles or Certificate of Incorporation or Bylaws;

          (j)   Breach of Contract.     Perform any act, or
attempt to do any act, or permit any act or omission to act, which will cause a breach of any contract, agreement, instrument, document, lease, license, permit, indenture or other obligation to which the Company is a party or to which it is bound; or

          (k)   Related Party Transaction.   Engage in any
transaction of the types described in Section 5.26 with a Related
Party.

     7.3 Preservation of Business. From the date hereof and until the Closing Date, the Shareholders shall cause the Company to carry on its business only in the ordinary course consistent with past practice and shall use their best efforts to keep the Company business organization intact, including its present relationships with employees, customers and others having business relations with them. The Company at all times shall maintain in inventory quantities of merchandise and other supplies and materials sufficient to allow it to continue to operate it business, after the Closing Date, free from any shortage of items.

     7.4 Maintenance of Property. From the date hereof and until the Closing Date, the Company shall operate, maintain and repair all of its property in a manner consistent with past practice.

     7.5 Compliance with Laws. From the date hereof and until the Closing Date, the Company shall comply with all applicable laws, statutes, ordinances, rules, regulations, guidelines, orders, arbitration awards, judgments and decrees applicable to, or binding upon, the Company or its business or properties.

     7.6 Update Exhibits. On the Closing Date, the Shareholders shall deliver to the Buyer updated exhibits setting forth all information, events or actions which, if this Agreement were signed on the Closing Date, would be required to be disclosed in order to make the Shareholders' representations and warranties contained herein true and not misleading. The Shareholders' delivery of such updated disclosures shall not absolve the Shareholders from liability for breach of any representation or warranty which was untrue or false when made.

     7.7 Necessary Amendments. Prior to the Closing, the Shareholders shall cause the Company's Board of Directors to adopt such amendments to the Articles of Incorporation of the Company, in form and substance as may be reasonably required by the Buyer to effectuate the transactions herein contemplated.

     7.8       Other Deliveries.  On the Closing Date, the
Shareholders shall duly execute and deliver to the Buyer the following:

          (a) The stock certificates for the Shares, or, if there are no certificates representing the Shares, such other documents as may be necessary to transfer the Shares to the Buyer;

          (b)   The original, complete pertinent files and other
related documents pertaining to the Intellectual Property
described in Exhibit 5.10; and  (c)   All other documents
reasonably requested by counsel for the Buyer to consummate the transactions herein contemplated.

     7.9 Fulfill Conditions. The Company and the Shareholders shall use their best efforts to cause to be fulfilled on or prior to the Closing each of the conditions set forth in Article IX hereof.

     7.10 Employment Agreements. On the Closing Date, David Stallmo, Randy K. Hall and Gerald Hohenstein shall execute and deliver to the Buyer employment agreements in form and substance satisfactory to the Buyer in its sole discretion (the "Employment Agreements").

     7.11 Tax Returns. Shareholders will assist Buyer in filing federal and state tax returns for the year ended December
31, 1997 and be responsible for all tax liabilities, including both income tax and payroll taxes.


          ARTICLE VIII -- BUYER'S COVENANTS

     8.1 Deliveries. On the Closing Date, the Buyer shall duly execute and deliver the following:

          (a) A check payable to Ambex Technologies, Inc. in an amount sufficient to satisfy the Note pursuant to the terms of
Section 2.2(a) above;

          (b) Four checks, each payable to each of the Shareholders and AVG, in the total amount of $25,000.00;

          (c)   the Stock Option Agreements;

          (d) the royalty agreement described in Section 2.4 above; and

          (e) all other documents reasonably requested by counsel for the Company to consummate the transactions herein contemplated.

     8.2 Employment Agreements. On the Closing Date, Buyer will execute and deliver the Employment Agreements.

     8.3 Fulfill Conditions. The Buyer shall use its best efforts to cause to be fulfilled on or prior to the Closing each of the conditions set forth in Article X hereof.

                    ARTICLE IX --
      CONDITIONS OF BUYER'S OBLIGATION TO CLOSE

     The obligation of the Buyer to consummate the transactions contemplated by this Agreement shall, unless the same are waived in writing by the Buyer, be subject to the satisfaction and fulfillment, prior to and on the Closing Date, of the following express conditions precedent:

     9.1 Representation and Warranties. The representations and warranties made by the Shareholders shall be true and correct in all respects as of and at the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date.

     9.2  Performance of Covenants and Obligations.  The
Shareholders shall have performed and complied with all of their covenants and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing
Date.

     9.3 Proceedings and Instruments Satisfactory. All proceedings, corporate or otherwise, to be taken by the Shareholders in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Buyer.

     9.4 Adverse Change. From and after the date of this Agreement and until the Closing Date, there shall have been no material adverse change in the Company's business, properties, condition (financial or otherwise) or prospects, other than changes in the ordinary course of its business and consistent with past practice, nor shall there have been any casualty to the Company's property, as a result of any loss, taking, destruction or physical damage.

     9.5 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated thereby.

     9.6 Consents, Approvals Certifications, Licenses and Permits. All necessary consents, approvals, certifications, licenses and permits with respect to the transactions contemplated hereby, the absence of which would have an adverse effect on the Buyer's rights under this Agreement, or which would constitute a breach pursuant to any provision of, or which would result in the termination or loss of any right under, any contract, agreement, instrument, document, lease, license, certification, permit, indenture or other obligation, or without which the Buyer is precluded or impeded from conducting the Company's business after the Closing, shall have been received by the Buyer on or before the Closing Date.

     9.7 Stock Certificates. The Shareholders shall have delivered to the Buyer stock certificate(s) representing the Shares, duly endorsed for transfer to the Buyer or in blank or accompanied by assignments separate from such certificates.

     9.8 Due Diligence. The Buyer shall have conducted a due diligence investigation and review of the Company, its business and all matters pertaining thereto that the Buyer deems relevant, and the results of such investigation and review shall be satisfactory to the Buyer in its sole discretion.

     9.9  Employment Agreements.  David Stallmo, Randy K. Hall,
Gerald Hohenstein shall have entered into the Employment
Agreements.

     9.10 Seek Systems, Inc. Approval. Seek Systems, Inc., shall have approved the assignment of its agreement with the Company to Buyer upon such terms and conditions as are acceptable to Buyer in its sole discretion.

     9.11 Further Assurances. The Shareholders shall have delivered to the Buyer such other written documents, instruments, releases or otherwise, as the Buyer reasonably may require to effectuate the provisions of this Agreement.

     9.12 Termination of License Agreement.  The License
Agreement between the Company and Ambex Technologies, Inc., dated
October 7, 1997, shall have been terminated by the parties.

     9.13 Satisfaction of Note. Ambex Technologies, Inc. shall have marked the Note "Paid in Full" and delivered the original of same to Buyer together with a release of all rights it may have in any assets of the Company by virtue of that certain Security Agreement dated October 7, 1997.

     9.14 Waiver of Rights. Ambex Technologies, Inc., shall have waived all rights it may have to demand financial information of the Company pursuant to Section 9.3 of the Asset Purchase
Agreement.

     9.15 Resignation of Board of Directors.  At Closing, David
Stallmo, Randy K. Hall, Gerald Hohenstein, constituting all of the Directors of the Company, shall tender their resignations as members of the Board of Directors.

     9.16 Opinion Letter. Shareholder's counsel shall have delivered to Buyer's counsel an opinion letter in form and substance reasonably satisfactory to Buyer's counsel.

     9.17 NT Royalty Agreement. The parties shall have entered into the royalty agreement described in Section 2.4 above.

     9.18 Intellectual Property. All of the Intellectual Property described in Section 5.10 above shall be properly assigned and transferred to the Company and the validity and enforceability of the Intellectual Property shall be established to the reasonable satisfaction of Buyer.

     9.19 Authority of Ambex. Ambex Venture Group LLC shall deliver such resolutions and other proof of its authority to execute this Agreement and consummate the transactions contemplated hereby all in form and substance as may be reasonably required by counsel for Buyer.


                    ARTICLE X --
   CONDITIONS TO SHAREHOLDERS' OBLIGATION TO CLOSE

     The obligation of the Shareholders to consummate the transactions contemplated by this Agreement shall, unless the same are waived in writing by the Shareholders, be subject to the satisfaction and fulfillment, prior to and on the Closing Date, of the following express conditions precedent:

     10.1 Representations and Warranties. The representations and warranties in this Agreement made by the Buyer shall be true and correct in all respects as of and at the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date.

     10.2 Performance of Covenants and Obligations. The Buyer shall have performed and complied with all of its material covenants and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date.


            ARTICLE XI -- INDEMNIFICATION

     11.1 Indemnification. Notwithstanding the Closing, and regardless of any investigation made by, or on behalf of, the Buyer or any information known to the Buyer, the Shareholders (the "Indemnitors"), jointly and severally, shall indemnify and save the Buyer, its shareholders, officers, directors or employees (collectively, the "Buyer" as used in this Article XI) harmless from and against any and all losses, claims, damages, liabilities, costs, expenses or deficiencies including, but not limited to, reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations or the defense or settlement of any claim or claims, incurred by or asserted against the Buyer or the Company due to or resulting from any of the following:

          (a) Representations or Warranties. The inaccuracy or breach of any representation or warranty of the Shareholders given in or pursuant to this Agreement;

          (b) Covenants. Any breach or default in the performance by the Shareholders of any of their covenants, obligations or agreements in or pursuant to this Agreement;

          (c) Other Obligations. Any liability or obligation of the Company not expressly assumed by the Buyer pursuant to this Agreement;

          (d) Pre-Closing Operations. The ownership, conduct or operation of the Business of the Company at any time prior to the Closing, or any incident, occurrence, condition or claim existing, arising or accruing prior to the Closing and relating to the operation or conduct of the Company or ownership or use of its assets; and

          (e)   Tax Liability.     Tax liabilities pertaining to
operations prior to closing.

     11.2 Limitations on Indemnifiable Damages.

          (a) Minimum Amount. The Buyer shall not be entitled to recover Indemnifiable Damages for any matter described in
Section 11.1 hereof unless and until the aggregate of all claims listed in Sections 11.1(a) through (d) above exceeds $50,000.00. Notwithstanding the foregoing, the Shareholders shall be responsible for all tax claims described in Section 11.1(e) above, regardless of amount.

     11.3 Procedures for Making Claims. If and when the Buyer desires to assert a claim for Indemnifiable Damages against the Indemnitors pursuant to the provisions of this Article XI, the Buyer shall simultaneously deliver to the Indemnitors, reasonably promptly after the Buyer's receipt of a claim or specific and affirmative awareness of a potential claim, a certificate signed by its president (the "Notice of Claim"): (i) stating that the Buyer or the Company has paid or accrued (or intends to pay or accrue) Indemnifiable Damages to which it is entitled to indemnification pursuant to this Article XI and the amount thereof (to the extent then known); and, (ii) specifying to the extent possible (A) the individual items of loss, damage, liability, cost, expense or deficiency included in the amount so stated, (B) the date each such item was or will be paid or accrued and (C) the basis upon which Indemnifiable Damages are claimed. If the Indemnitors shall object to such Notice of Claim, the Indemnitors shall simultaneously deliver written notice of objection (the "Notice of Objection") to Buyer within 15 days after the Buyer's delivery of the Notice of Claim. The Notice of Objection shall set forth the grounds upon which the objection is based and state whether the Indemnitors object to all or only a portion of the matter described in the Notice of Claim. The Notice of Objection shall set forth the grounds upon which the objection is based and state whether the Indemnitors object to all or only a portion of the matter described in the Notice of Claim. If the Notice of Objection shall not have been so delivered within such 15-day period, the Indemnitors shall be conclusively deemed to have acknowledged the correctness of the claim or claims specified in the Notice of Claim for the full amount thereof, and the Indemnifiable Damages set forth in the Notice of Claim shall be promptly paid to Buyer, without the necessity of further action.

     11.4 Participation in Defense of Third Party Claims. If any third party shall assert any claim against the Buyer or Company which, if successful, might result in an obligation of the Indemnitors to pay Indemnifiable Damages and which can be remedied to the sole satisfaction of the Buyer by the payment of money damages without further adverse consequence to the Buyer or the Companies, the Indemnitors, at the sole expense of the Indemnitors, may assume the primary defense thereof with counsel reasonably acceptable to the Buyer, but only if and so long as:
(i) the Indemnitors diligently pursue the defense of such claim; and (ii) the Indemnitors acknowledge to the Buyer in writing that the claim, if resolved or settled adversely to the Buyer or the Company, is one for which the Indemnitors are obligated to indemnify the Buyer hereunder; and (iii) the Indemnitors provide the Buyer with such access as is reasonably necessary to monitor all proceedings related to such claim. If the Indemnitors fail or are unable to so elect to assume the primary defense of any such claim, the Buyer may (but need not) do so; in which event the Buyer may defend, settle or compromise the claim, at the expense and cost of the Indemnitors, in any such manner as the Buyer reasonably deems appropriate.

     11.5 Survival of Representations and Indemnification.  The
Indemnitors', obligation to pay Indemnifiable Damages arising out of claims described in Section 11.1 shall survive the Closing of this transaction indefinitely.

     11.6 Specific Performance. Notwithstanding the foregoing, nothing herein shall preclude either party from pursuing the remedy of specific performance, if available under the law.


             ARTICLE XII -- MISCELLANEOUS

     12.1 Further Assurances. Each party hereto from time to time hereafter, and upon request, shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively transfer and vest in the Buyer the Shares or to otherwise carry out the terms and conditions of this Agreement.

     12.2 Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors, assignees, and beneficiaries in interest; provided, however, that this Agreement may not be assigned by the Shareholders.

     12.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (regardless of such State's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof. The exclusive jurisdiction and venue for any action brought to enforce this Agreement shall lie in the state and federal courts sitting in Seminole County, Florida.

     12.4 Expenses. Except for Ambex's attorneys' fees and costs and as otherwise herein provided, all expenses incurred in connection with this Agreement or the transactions herein provided shall be paid by the Buyer.

     12.5 Notices. All notices, demands, and communications provided for herein or made hereunder shall be delivered by telecopier or mailed first class with postage prepaid, or by overnight delivery addressed in each case as follows, until some other address shall have been designated in a written notice given in like manner, and shall be deemed to have been given or made when so delivered:

If to the Buyer:    nStor Corporation, Inc.
                    450 Technology Park Drive
                    Lake Mary, Florida  32746
                    Attn:  R. Daniel Smith, President and CEO

                              With a copy to:

                              Thomas R. Harbert, Esq.
                              Mateer & Harbert, P.A.
                              Post Office Box 2854
                              Orlando, Florida  32802

If to the Shareholders: David Stallmo
                        59 Beaver Way
                        Boulder, Colorado  80304

                        Randy K. Hall
                        400 Oneida Street
                        Boulder, Colorado  80303

                        Gerald Hohenstein
                        5656 College Place
                        Boulder, Colorado  80303

                        With a copy to:

                        Walter J. Kennedy, Esq.
                        Hensley & Kennedy, P.C.
                        1877 Broadway, Suite 702
                        Boulder, Colorado  80302


     12.6 Transfer and Income Taxes. Buyer will pay all sales and other transfer taxes, and income or franchise taxes, resulting from the transactions contemplated by this Agreement.

     12.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.8 Publicity. No publicity or other announcements concerning the transactions contemplated hereby shall be made without the mutual consent of the Buyer and the Shareholders.

     12.9 Headings. All Section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

     12.10     Amendment, Modification and Waiver.  This
Agreement may not be modified, amended or supplemented except by mutual written agreement of all the parties hereto. Any amendment, modification, supplement or waiver shall be in writing signed by the party or the parties to be charged.

     12.11 Entire Agreement. This Agreement and the Exhibits attached hereto and other documents delivered herewith represent the entire agreement of the parties with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such agreement unless signed and delivered to the other party by the party to be charged.

     12.12 Third Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

     12.13 Severability. The invalidity of any provision, or portion of a provision, of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

     12.14 Attorneys' Fees. The prevailing party in any litigation brought to interpret or enforce the terms and provisions of this Agreement shall be entitled to recovery from the non-prevailing party its costs of litigation; including without limitation, reasonable attorneys' fees.

     12.15 "Knowledge." As used herein, any reference to the "knowledge" of the Shareholders, or the like, shall include the knowledge of the Shareholders after making due inquiry and, if the Shareholders fail to make such inquiry, shall include constructive knowledge of such facts as would have been learned had such due inquiry been made.


ARTICLE XIII --  JOINDER OF AMBEX VENTURE GROUP LLC AND
               CONVEYANCE OF ITS SHARES

     This agreement and the obligations of the Buyer and the Shareholders to consummate the transactions contemplated herein, is expressly made contingent upon AVG signing a Joinder and Consent to this Agreement containing such terms and conditions as are acceptable to Buyer in its sole discretion; and receipt by Buyer of the original certificate(s) evidencing the Shares owned by AVG, duly endorsed for transfer to Buyer or in blank, or accompanied by assignments separate from such certificates,free and clear of all liens, charges, encumbrances, restrictions, reservations, pledges, proxies, voting trusts, security interests or other agreements. If Buyer has not received the duly executed Joinder & Consent and the original endorsed stock certificate(s) by the Closing Date, this Agreement shall terminate according to its terms and neither party shall have any further right, duty or obligation to the other as a result hereof.

(The remainder of this page intentionally left blank)







     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.


SELLERS:

Shareholders of
BORG ADAPTIVE TECHNOLOGIES, INC.

  /s/ David Stallmo
_______________________________
David Stallmo

  /s/ Randy K. Hall
_______________________________
Randy K. Hall

  /s/ Gerald Hohenstein
_______________________________
Gerald Hohenstein

BUYER:

nSTOR CORPORATION, INC.

      /s/ R. Daniel Smith
By:____________________________
     R. Daniel Smith
     President & Chief Executive Officer

                (CORPORATE SEAL)

                       Exhibit 1

SHARES


Name                                   Outstanding Shares


David Stallmo                          320,000

Randy K. Hall                          240,000

Gerald Hohenstein                      240,000

Ambex Venture Group, LLC               200,000

                     EXHIBIT 3.1

                  ASSUMED LIABILITIES


     License and Development Agreement between Borg Technologies, Inc., and Borg Development Partners, LLC, and Seek Systems, Inc., dated May 16, 1995, as amended by Letter Agreement dated May 16, 1995 and as further amended by the agreement signed by Seek Systems, Inc. dated October 23, 1996.

                     Exhibit 5.10

                INTELLECTUAL PROPERTY
                LICENSED PATENT RIGHTS


Method and Apparatus for Improving Performance in a Redundant Array of Independent Disks with patent application BTI-102 with application Serial Number 08/516,293 and has been recorded in the records of the US Patent and Trademark Office on microfilm reel 7659, frame 0533. The recording date is 10/02/95. This patent has also been filed with the European Patent office (includes Austria, Belgium, Switzerland, Liechtenstein, Germany, Denmark, Spain, France, United Kingdom, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Sweden and any other Sate which is a Contracting State of the European Patent Convention and of the PCT) as well as the Canadian Patent
Office with the designation BTI-102-PCT on 9/15/96.

 Method and Apparatus for Organizing Data in a Redundant Array of Independent Disks with patent application BTI-101 with application Serial Number 08/16,232 and has been recorded in the records of the US Patents and Trademark Office on microfilm reel 7659, frame 0260. The recording date is 10/02/95. This patent has also been filed with the European Patent office (includes Austria, Belgium, Switzerland, Liechtenstein, Germany, Denmark, Spain, France, United Kingdom, Greece, Ireland, Ital, Luxembourg, Monaco, Netherlands, Portugal, Sweden and any other State which is a Contracting State of the European Patent Convention and of the PCT) as well as the Canadian Patent Office with the designation BTI-101-PCT on 9/15/96.

                                                            EXHIBIT 10.2

FOURTH AMENDMENT TO STOCK PURCHASE AGREEMENT

     THIS FOURTH AMENDMENT TO STOCK PURCHASE AGREEMENT is executed this _____ day of April, 1998, by and between nSTOR CORPORATION, INC., a Delaware corporation ("Buyer"), and DAVID STALLMO, RANDY K. HALL and GERALD HOHENSTEIN (collectively, the "Shareholders").

W I T N E S S E T H:

     WHEREAS, Buyer and the Shareholders entered into that certain Stock Purchase Agreement dated February 3, 1998, for the purchase and sale of all of the outstanding shares of Borg
Adaptive Technologies, Inc., a Colorado corporation; and

     WHEREAS, the parties have previously amended the Stock
Purchase Agreement on February 27, 1998; on March 19, 1998; and on April 3, 1998; and

     WHEREAS, the parties desire to amend the Stock Purchase
Agreement for the fourth time to extend the closing date set forth in Section 1.2 of said Agreement through and including
Monday, April 20, 1998.

     NOW, THEREFORE, for and in consideration of the sum of $10.00 and the mutual promises contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, Buyer and Shareholders hereby agree as follows:

1. The recitals set forth above are incorporated into this Fourth
Amendment as if fully set forth herein.

2. Section 1.2 of the Agreement is hereby amended to provide that the Closing Date is hereby extended through and including Monday, April 20, 1998.

3. The remaining terms and provisions of the Stock Purchase
Agreement are hereby ratified and reaffirmed as if the same were fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Amendment to be executed as of the day and year first above-written.

Witnesses:                    nSTOR CORPORATION, INC., a
                              Delaware corporation
_________________
                              By:  /s/ R. Daniel Smith
_________________             Print Name:  R. Daniel Smith,
                                           President




Witnessed on _______________, 1998:



Print Name:   David Stallmo



Print Name:   Randy K. Hall



Print Name:   Gerald Hohenstein